Exhibit 10.36-1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE TRANSFERRED ABSENT REGISTRATION THEREUNDER OR AN APPLICABLE EXEMPTION THEREFROM.

MAGNITUDE INFORMATION SYSTEMS, INC.
CONVERTIBLE PROMISSORY NOTE

$__________	_____________ 2009

Magnitude Information Systems, Inc., a Delaware corporation (the “Company”), for value received hereby promises to pay to Discover Advisory Company (the “Holder”), the principal sum of ___________________________ ($____________), accruing interest at the rate of ten (10%) percent, per annum, due and payable on Demand (the “Maturity Date”), in such coin or currency of the United States of America.

The Holder at his discretion can request at any time that principal and accrued interest is paid by the Company in lieu of cash in shares (one common stock of Magnitude Information Systems, Inc. for each one US Cent owed by the Company to the Holder).

1.	Events of Default

2.
If any of the events specified in this Section 1 shall occur (“Events of Default”), the Holder of this Note may, so long as such condition has not been cured, declare the entire outstanding principal balance of this Note immediately due and payable:

(a)	default in the due and punctual payment of the principal and accrued interest due under this Note on the Maturity Date; or

(b)
a decree or order by a court shall have been entered adjudging the Company a bankrupt or insolvent, or appointing a receiver or trustee for the affairs or assets of the Company, and such decree or order shall have remained in force undischarged for a period of 60 days; or

(c)
the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of any such petition or to the appointment of a receiver or trustee or shall make an assignment for the benefit of creditors.

3.	Waiver, Etc.

The Company hereby waives any requirement of notice, presentment or demand for payment; in the event the Holder is required to institute any proceedings to collect any sums due under this Note, the Company agrees to pay all of Holder’s reasonable attorney’s fees and expenses incurred for such purposes.

3.	Security.

The Company hereby grants a first security interest to the Holder in the One Hundred Sixty outstanding common shares of Kiwibox Media, Inc., represented by Certificate No. 6 and representing all of the issued and outstanding securities of Kiwibox Media, Inc.  The Company shall deliver possession of this Certificate to the Holder for safe keeping pursuant to the terms of this Note.

4.	Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. Venue for any action pursuant hereto shall be in appropriate state or federal court in New York.

MAGNITUDE INFORMATION SYSTEMS, INC.	BY:	Rudolf Hauke

President/CEO